UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2023

FS Specialty Lending Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in May 2023, the board of trustees, or the Board, of FS Specialty Lending Fund (formerly FS Energy and Power Fund), or the Company, approved changing the Company’s name to FS Specialty Lending Fund and changing the Company’s non-fundamental investment policy to be to invest primarily in a portfolio of secured and unsecured floating and fixed rate loans, bonds and other types of credit instruments, which, under normal circumstances, will represent at least 80% of the Company’s total assets, rather than to invest at least 80% of its total assets in securities of energy and power related companies. The Company’s Board also approved changing the Company’s investment objective from generating current income and long-term capital appreciation to generating current income and, to a lesser extent, long-term capital appreciation. Each of these changes was effective as of September 29, 2023.

On September 29, 2023, Eric Long notified the Board that he is resigning as President of the Company, effective as of September 29, 2023. Mr. Long’s resignation is in connection with the change to the Company’s investment policy, as described above, and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2023, the Company’s Third Amended and Restated Declaration of Trust was amended in order to reflect the change of the Company’s name from “FS Energy and Power Fund” to “FS Specialty Lending Fund” and to replace the Company’s prior investment objectives with the Company’s new investment objectives of generating current income and, to a lesser extent, long-term capital appreciation.

On September 29, 2023, the Company’s Second Amended and Restated Bylaws were amended and restated to reflect the new name of the Company.

Item 9.01.	Exhibits.

(d)	Exhibits.

Exhibits No.	Description

3.1	Amendment No. 2 to the Third Amended and Restated Declaration of Trust of the Company
3.2	Third Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Specialty Lending Fund

Date: October 3, 2023	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel